EXHIBIT 99.1

LendingClub Reports Second Quarter 2020 Results
Loan originations down in line with expectations, with loan investor demand showing early signs of recovery.
Company successfully maintaining liquidity and demonstrating resilience of investor returns as it prepares for the acquisition of Radius Bank.

SAN FRANCISCO – August 4, 2020 – LendingClub Corporation (NYSE: LC), America’s largest online lending marketplace connecting borrowers and investors, today announced financial results for the second quarter ended June 30, 2020.
Commenting on the quarter, CEO Scott Sanborn said, “In the current challenging environment, we have remained focused on the things we can control and are successfully executing against our strategic priorities. We are pleased with our ability to maintain strong levels of liquidity, are encouraged by the payment behavior of our members and the resilience of the loan portfolio and remain focused on the acquisition of Radius Bank.” He continued, “Approximately two-thirds of members who enrolled in our hardship plans have successfully exited the deferral period and resumed full payment. This demonstrates the willingness of our members to repay their loans and is supporting the early re-engagement of loan investors back onto the platform.”
We are navigating the business through this challenging environment by following five key guiding principles.

•
Keep our employees safe – Almost all of our employees have been working remotely since March. As a digital company with a branchless structure, we have been able to keep employees engaged and serve our members and our investors despite this significant change to the way we operate. As the safety of our employees is paramount, we expect employees to continue working from home until at least the end of the year.

•
Preserve liquidity – In the second quarter, we took decisive actions to reduce our cash expenses and preserve liquidity, successfully ending the quarter with cash and cash equivalents of $338 million. Our focus today is on increasing our cash position as a percentage of our total liquidity to maximize flexibility and to prepare for a streamlined acquisition and capitalization of Radius.

•
Protect investor returns – Despite the weak macroeconomic backdrop, we are observing positive payment behavior and are encouraged by the overall performance of the portfolio. The recent pre-COVID vintages, which will be the most impacted by the weaker economy, are currently expected to generate Internal Rates of Return (IRRs) of 3% in the aggregate. We have tightened underwriting standards for post-COVID loans and are targeting IRRs of 5% on new vintages. While we expect recovery to take time, we are encouraged that five of our top 10 investors have re-engaged and resumed purchasing.

•
Support our members – LendingClub is continuing to innovate on behalf of our members by expanding our servicing capacity, launching multiple self-service options online in our new member center, and expanding our range of available hardship plans to provide reduced payment options.

•
Stay on track for the acquisition of Radius – Completing the acquisition will help accelerate our recovery and is one of our top strategic priorities. We remain in close contact with regulators to accomplish this objective.

Q2 results reflected an expected decline in origination volume and an increase in prepayments, partially offset by lower fair value marks and lower expenses.
GAAP Consolidated Net Loss for the quarter of $(78.5) million primarily reflected a 90% year-over-year decrease in loan origination volumes, which was in line with our expectations. Second quarter results were also impacted by an increase in loan prepayments to pre-COVID levels compared to the levels we experienced in the first quarter of 2020. As a result of the recovering levels of prepayments, we increased our transaction fee refund reserve resulting in lower reported transaction fee revenue for the quarter. The increase in prepayments also reduced the valuation of our servicing asset, resulting in a reduction in investor fees for the quarter. Together, these items impacted net revenue by approximately $19 million.

Summary of Q2 Results

•	Loan originations of $325.8 million, down 90% year-over-year.

•	Net Revenue of $43.9 million, down 77% year-over-year.

•
GAAP Consolidated Net Loss of $(78.5) million ($(0.87) per share attributable to common stockholders), compared to a loss of $(10.6) million ($(0.12) per share attributable to common stockholders) in the second quarter of 2019.

•	Adjusted EBITDA of $(27.6) million, down 183% year-over-year.

•	Adjusted EBITDA Margin of (63.0)%, down 80.4 percentage points year-over-year.

•	Adjusted Net Loss of $(54.3) million ($(0.60) adjusted net loss per share), compared to an Adjusted Net Loss of $(1.2) million ($(0.01) adjusted net loss per share) in the second quarter of 2019.

Second Quarter 2020 Financial Highlights
Commenting on financial results, Tom Casey, CFO of LendingClub, said “As anticipated, origination levels decreased in line with our expectations, reflecting the economic impact of COVID-19 on our investors, our decision to tighten underwriting and our decision to pause capital markets activities to preserve liquidity as we work towards completing the Radius acquisition. We feel good about the actions we have taken to align our operating cash expenses with revenue, maintain our liquidity, and increase our cash position in the quarter.”

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions)	2020	2019	2020	2019
Loan Originations	$325.8	$3,129.5	$2,847.3	$5,857.4
Net Revenue	$43.9	$190.8	$164.1	$365.2
GAAP Consolidated Net Loss	$(78.5)	$(10.6)	$(126.6)	$(30.5)
Adjusted EBITDA	$(27.6)	$33.2	$(35.5)	$55.8
Adjusted Net Loss	$(54.3)	$(1.2)	$(93.4)	$(12.8)
Loan Originations – Loan originations in the second quarter of 2020 were $325.8 million, down 90% compared to the same quarter last year.
Net Revenue – Net Revenue in the second quarter of 2020 was $43.9 million, down 77% compared to the same quarter last year.
GAAP Consolidated Net Loss – GAAP Consolidated Net Loss was $(78.5) million for the second quarter of 2020, compared to $(10.6) million in the same quarter last year.
Adjusted EBITDA – Adjusted EBITDA was $(27.6) million in the second quarter of 2020, compared to $33.2 million in the same quarter last year.
Adjusted Net Loss – Adjusted Net Loss was $(54.3) million in the second quarter of 2020, compared to $(1.2) million in the same quarter last year.
Contribution – Contribution was $21.4 million in the second quarter of 2020, compared to $99.6 million in the same quarter last year, with Contribution Margin of 48.8% compared to 52.2% in the same quarter last year.
Earnings Per Share (EPS) – Basic and diluted EPS attributable to common stockholders was $(0.87) in the second quarter of 2020, compared to basic and diluted EPS attributable to common stockholders of $(0.12) in the same quarter last year.
Adjusted EPS – Adjusted EPS was $(0.60) in the second quarter of 2020, compared to Adjusted EPS of $(0.01) in the same quarter last year.
Net Cash and Other Financial Assets – As of June 30, 2020, Net Cash and Other Financial Assets totaled $564.1 million compared to $690.7 million as of June 30, 2019.

For a calculation of Adjusted EBITDA, Adjusted Net Income (Loss), Contribution, Adjusted EPS and Net Cash and Other Financial Assets, refer to the “Reconciliation of GAAP to Non-GAAP Measures” tables at the end of this release.

About LendingClub

LendingClub was founded to transform the banking system to make credit more affordable and investing more rewarding. Today, LendingClub’s online credit marketplace connects borrowers and investors to deliver more efficient and affordable access to credit. Through its technology platform, LendingClub is able to create cost efficiencies and passes those savings onto borrowers in the form of lower rates and to investors in the form of risk-adjusted returns. LendingClub is based in San Francisco, California. All loans are made by federally regulated issuing bank partners. More information is available at https://www.lendingclub.com.

Conference Call and Webcast Information

The LendingClub second quarter 2020 webcast and teleconference is scheduled to begin at 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time) on Tuesday, August 4, 2020. A live webcast of the call will be available at http://ir.lendingclub.com under the Filings & Financials menu in Quarterly Results. To access the call, please dial +1 (888) 317-6003, or outside the U.S. +1 (412) 317-6061, with conference ID 9448496, ten minutes prior to 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time). An audio archive of the call will be available at http://ir.lendingclub.com. An audio replay will also be available 1 hour after the end of the call until August 11, 2020, by calling +1 (877) 344-7529 or outside the U.S. +1 (412) 317-0088, with Conference ID 10146417. LendingClub has used, and intends to use, its investor relations website, blog (http://blog.lendingclub.com), Twitter handle (@LendingClub) and Facebook page (https://www.facebook.com/LendingClubTeam) as a means of disclosing material non-public information and to comply with its disclosure obligations under Regulation FD.

Contacts

For Investors:
IR@lendingclub.com

Media Contact:
Press@lendingclub.com

Non-GAAP Financial Measures and Supplemental Financial Statement Information

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Contribution, Contribution Margin, Adjusted Net Income (Loss), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Earnings (Loss) Per Share (Adjusted EPS) and Net Cash and Other Financial Assets. Our non-GAAP measures do have limitations as analytical tools and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP.

We believe these non-GAAP measures provide management and investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.

In particular, we believe Contribution and Contribution Margin are useful measures of overall direct product profitability because the measures illustrate the relationship between costs most directly associated with revenue generating activities and the related revenue, and the effectiveness of the direct costs in obtaining revenue. Contribution is calculated as net revenue less “Sales and marketing” and “Origination and servicing” expenses on the Company’s Statements of Operations, adjusted to exclude cost structure simplification, restructuring costs, other items (related to one-time expenses resulting from COVID-19) and non-cash stock-based compensation expenses within these captions and income or loss attributable to noncontrolling interests. The adjustment for cost structure simplification expense relates to a review of our cost structure and a number of expense initiatives underway, including the establishment of a site in the Salt Lake City area. The expense includes incremental and excess personnel-related expenses associated with establishing our Salt Lake City area site and external advisory fees. The adjustment for restructuring costs included severance and other personnel-related expenses, lease-related expenses and software impairment related to the impact of COVID-19 on the Company’s business. Contribution Margin is a non-GAAP financial measure calculated by dividing Contribution by total net revenue.

We believe Adjusted Net Income (Loss) is an important measure because it directly reflects the financial performance of our business. Adjusted Net Income (Loss) adjusts for certain items that are either non-recurring, do not contribute directly to management's evaluation of its operating results, or non-cash items, such as (1) expenses related to our cost structure simplification, as discussed above, (2) goodwill impairment, (3) legal, regulatory and other expense related to legacy issues, (4) acquisition and related expenses, (5) restructuring costs and (6) other items (including certain non-legacy litigation and/or regulatory settlement expenses, gains on disposal of certain assets and expenses resulting from COVID-19), net of tax. Legacy items are generally those expenses that arose from the decisions of legacy management prior to the board review initiated in 2016 and resulted in the resignation of our former CEO, including legal and other costs associated with ongoing regulatory and government investigations, indemnification obligations, litigation, and termination of certain legacy contracts. In the second quarter of 2020, we added an adjustment to Adjusted Net Income (Loss) for “Restructuring costs” to adjust for severance and other personnel-related expenses, lease-related expenses and software impairment related to the impact of COVID-19 on the Company’s business. In the fourth quarter of 2019, we added an adjustment to Adjusted Net Income (Loss) for “Acquisition and related expenses” to adjust for costs related to the acquisition of Radius. In the second quarter of 2019, we added an adjustment to Adjusted Net Income (Loss) and Adjusted EBITDA for Other items to adjust for expenses or gains that are not part of our core operating results.

We believe that Adjusted EBITDA and Adjusted EBITDA Margin are important measures of operating performance because they allow for the comparison of our core operating results, including our return on capital and operating efficiencies, from period to period. Adjusted EBITDA adjusts for certain items that are either non-recurring, do not contribute directly to management's evaluation of its operating results, or non-cash items, such as (1) cost structure simplification expense, (2) goodwill impairment, (3) legal, regulatory and other expense related to legacy issues, (4) acquisition and related expenses, (5) restructuring costs, (6) other items, as discussed above, (7) depreciation, impairment and amortization expense, (8) stock-based compensation expense and (9) income tax expense (benefit). Additionally, we utilize Adjusted EBITDA as an input into the Company’s calculation of the annual bonus plan. Adjusted EBITDA Margin is a non-GAAP financial measure calculated by dividing Adjusted EBITDA by total net revenue.

We believe Adjusted EPS is an important measure because it directly reflects the financial performance of our business. Adjusted EPS is a non-GAAP financial measure calculated by dividing Adjusted Net Income (Loss) attributable to both common and preferred stockholders by the weighted-average diluted common and preferred shares outstanding.

We believe Net Cash and Other Financial Assets is a useful measure because it illustrates the overall financial stability and operating leverage of the Company. This measure is calculated as cash and certain other assets and liabilities, including loans and securities available for sale, which are partially secured and offset by related credit facilities, and working capital.

There are a number of limitations related to the use of these non-GAAP financial measures versus their most comparable GAAP measure. In particular, many of the adjustments to derive the non-GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future. Other companies, including companies in our industry, may calculate these measures differently, which may reduce their usefulness as a comparative measure.

For more information on our non-GAAP financial measures and a reconciliation of such measures to the nearest GAAP measure, please see the “Reconciliation of GAAP to Non-GAAP Measures” tables at the end of this release.

Safe Harbor Statement

Some of the statements above, including statements regarding the ability and timing to satisfy the closing conditions for the Radius acquisition (including obtaining regulatory approval), our ability to effectuate and the effectiveness of certain strategy initiatives, borrower behavior and platform investor demand, anticipated future financial results, the impact of the coronavirus, our ability to navigate the current economic environment, and the impact of a bank charter on our business are “forward-looking statements.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “will,” “would” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that could cause actual results to differ materially from those contemplated by these forward-looking statements include: the outcomes of pending governmental investigations and pending or threatened litigation, which are inherently uncertain; the impact of management changes and the ability to continue to retain key personnel; our ability to achieve cost savings from restructurings; our ability to continue to attract and retain new and existing borrowers and investors; our ability to obtain or add bank functionality and a bank charter; competition; overall economic conditions; demand for the types of loans facilitated by us; default rates and those factors set forth in the section titled “Risk Factors” in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, each as filed with the Securities and Exchange Commission, as well as our subsequent reports on Form 10-Q and 10-K each as filed with the Securities and Exchange Commission. We may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Information in this press release is not an offer to sell securities or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

*****

LENDINGCLUB CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net revenue:

Transaction fees	$3,874	$152,207	$140,117	$287,604

Interest income	60,560	92,562	129,971	192,734
Interest expense	(37,766)	(66,916)	(82,007)	(142,276)
Net fair value adjustments	(6,378)	(35,974)	(108,116)	(70,703)
Net interest income and fair value adjustments	16,416	(10,328)	(60,152)	(20,245)
Investor fees	19,315	32,272	61,074	64,003
Gain on sales of loans	1,724	13,886	15,985	29,038
Net investor revenue	37,455	35,830	16,907	72,796

Other revenue	2,540	2,770	7,051	4,825

Total net revenue	43,869	190,807	164,075	365,225
Operating expenses: (1)
Sales and marketing	8,723	69,323	58,507	135,946
Origination and servicing	17,830	24,931	38,824	53,204
Engineering and product development	39,167	43,299	77,877	85,845
Other general and administrative	56,620	64,324	115,106	121,200
Total operating expenses	122,340	201,877	290,314	396,195
Loss before income tax expense	(78,471)	(11,070)	(126,239)	(30,970)
Income tax expense (benefit)	—	(438)	319	(438)
Consolidated net loss	(78,471)	(10,632)	(126,558)	(30,532)
Less: Income attributable to noncontrolling interests	—	29	—	64
LendingClub net loss	$(78,471)	$(10,661)	$(126,558)	$(30,596)

Net loss per share attributable to common stockholders – Basic and Diluted (2)	$(0.87)	$(0.12)	$(1.98)	$(0.35)
Weighted-average common shares – Basic and Diluted	70,304,166	86,719,049	78,406,162	86,429,892
Net income (loss) per share attributable to preferred stockholders – Basic and Diluted (2)	$(0.87)	$0.00	$2.56	$0.00
Weighted-average common shares, as converted – Basic and Diluted	19,562,714	—	11,071,212	$—

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Sales and marketing	$731	$1,540	$2,394	$3,111
Origination and servicing	722	846	1,358	1,770
Engineering and product development	2,668	5,475	7,283	10,706
Other general and administrative	10,083	12,690	21,298	23,216
Total stock-based compensation expense	$14,204	$20,551	$32,333	$38,803

(2)	The following table details the computation of the Company’s basic and diluted net loss per share of common stock and preferred stock (presented on an as-converted basis):

	Three Months Ended June 30,			Six Months Ended June 30,
	2020		2019	2020		2019
	Common Stock	Preferred Stock	Common Stock	Common Stock	Preferred Stock	Common Stock
Allocation of undistributed LendingClub net loss	$(61,389)	$(17,082)	$(10,661)	$(104,686)	$(21,872)	$(30,596)
Deemed dividend	—	—	—	(50,204)	50,204	—
Net income (loss) attributable to stockholders (3)	$(61,389)	$(17,082)	$(10,661)	$(154,890)	$28,332	$(30,596)

Weighted-average common shares – Basic and Diluted	70,304,166	19,562,714	86,719,049	78,406,162	11,071,212	86,429,892
Net income (loss) per share attributable to stockholders – Basic and Diluted	$(0.87)	$(0.87)	$(0.12)	$(1.98)	$2.56	$(0.35)

(3)
For the first half of 2020, reflects a deemed dividend paid to our largest stockholder in the first quarter of 2020 upon the exchange of all shares of LendingClub common stock held by it for newly issued shares of mandatorily convertible, non-voting, LendingClub Series A preferred stock.

LENDINGCLUB CORPORATION
OPERATING HIGHLIGHTS
(In thousands, except percentages and number of employees, or as noted)
(Unaudited)

	Three Months Ended					% Change
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	Y/Y
Operating Highlights:
Loan originations (in millions)	$326	$2,521	$3,083	$3,350	$3,130	(90)%
Net revenue	$43,869	$120,206	$188,486	$204,896	$190,807	(77)%
Consolidated net income (loss)	$(78,471)	$(48,087)	$234	$(392)	$(10,632)	N/M
Contribution (1)	$21,395	$51,902	$101,261	$105,789	$99,556	(79)%
Contribution margin (1)	48.8%	43.2%	53.7%	51.6%	52.2%	(7)%
Adjusted EBITDA (1)	$(27,619)	$(7,831)	$38,981	$40,021	$33,181	(183)%
Adjusted EBITDA margin (1)	(63.0)%	(6.5)%	20.7%	19.5%	17.4%	N/M
Adjusted net income (loss) (1)	$(54,252)	$(39,151)	$6,981	$7,951	$(1,232)	N/M
EPS (common stockholders) – diluted (2)	$(0.87)	$(1.10)	$0.00	$0.00	$(0.12)	N/M
Adjusted EPS – diluted (1)	$(0.60)	$(0.44)	$0.08	$0.09	$(0.01)	N/M
Loan Originations by Investor Type:
Banks	68%	43%	32%	38%	45%
Self-directed retail investors	17%	4%	3%	4%	5%
Managed accounts	10%	16%	17%	15%	16%
LendingClub inventory	5%	20%	23%	23%	13%
Other institutional investors	—%	17%	25%	20%	21%
Total	100%	100%	100%	100%	100%
Loan Originations by Program:
Personal loans – standard program	68%	70%	68%	70%	69%
Personal loans – custom program	3%	23%	26%	24%	24%
Other – custom program (3)	29%	7%	6%	6%	7%
Total	100%	100%	100%	100%	100%
Personal Loan Originations by Loan Grade – Standard Loan Program (in millions):
A	$105.7	$620.0	$654.1	$757.4	$705.6	(85)%
B	74.5	544.6	644.7	738.3	650.8	(89)%
C	38.4	357.3	479.6	523.3	509.2	(92)%
D	3.0	249.1	309.1	324.2	308.1	(99)%
E	—	—	—	—	0.6	(100)%
Total	$221.6	$1,771.0	$2,087.5	$2,343.2	$2,174.3	(90)%
N/M – Not meaningful

(1)	Represents a non-GAAP measure. See “Reconciliation of GAAP to Non-GAAP Measures.”

(2)
For the first quarter of 2020, reflects a $50.2 million deemed dividend paid to our largest stockholder upon the exchange of all shares of LendingClub common stock held by it for newly issued shares of mandatorily convertible, non-voting, LendingClub Series A preferred stock.

(3)	Comprised of education and patient finance loans, auto refinance loans, and small business loans. Beginning in the third quarter of 2019, this category no longer includes small business loans.

LENDINGCLUB CORPORATION
OPERATING HIGHLIGHTS (Continued)
(In thousands, except percentages and number of employees, or as noted)
(Unaudited)

	Three Months Ended					% Change
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	Y/Y
Servicing Portfolio by Method Financed (in millions, at end of period):
Whole loans sold	$12,421	$14,118	$14,118	$13,509	$12,777	(3)%
Notes	736	833	919	1,016	1,092	(33)%
Certificates	109	147	211	272	471	(77)%
Secured borrowings	6	11	19	29	42	(86)%
Loans invested in by the Company	690	866	744	696	426	62%
Total	$13,962	$15,975	$16,011	$15,522	$14,808	(6)%
Employees and contractors (4)	1,008	1,542	1,538	1,726	1,715	(41)%

(4)	As of the end of each respective period.

LENDINGCLUB CORPORATION
Condensed Consolidated Balance Sheets
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

	June 30, 2020	December 31, 2019
Assets
Cash and cash equivalents	$338,394	$243,779
Restricted cash	134,345	243,343
Securities available for sale (includes $245,083 and $271,173 at amortized cost, $15,571 and $0 in allowance for credit losses, and $148,809 and $174,849 pledged as collateral at fair value, respectively)	221,930	270,927
Loans held for investment at fair value	785,228	1,079,315
Loans held for investment by the Company at fair value	65,557	43,693
Loans held for sale by the Company at fair value	587,093	722,355
Accrued interest receivable	11,314	12,857
Property, equipment and software, net	106,697	114,370
Operating lease assets	79,407	93,485
Intangible assets, net	12,932	14,549
Other assets	109,702	143,668
Total assets	$2,452,599	$2,982,341
Liabilities and Equity
Accounts payable	$2,951	$10,855
Accrued interest payable	7,780	9,260
Operating lease liabilities	100,911	112,344
Accrued expenses and other liabilities	86,369	142,636
Payable to investors	49,405	97,530
Notes, certificates and secured borrowings at fair value	785,928	1,081,466
Payable to Structured Program note and certificate holders at fair value	193,034	40,610
Credit facilities and securities sold under repurchase agreements	480,079	587,453
Total liabilities	1,706,457	2,082,154
Equity
Series A Preferred stock, $0.01 par value; 1,200,000 shares authorized; 195,627 and 0 shares issued, respectively; 195,627 and 0 shares outstanding, respectively	2	—
Common stock, $0.01 par value; 180,000,000 shares authorized; 70,938,835 and 89,218,797 shares issued, respectively; 70,938,835 and 88,757,406 shares outstanding, respectively	709	892
Additional paid-in capital	1,478,247	1,467,882
Accumulated deficit	(725,234)	(548,472)
Treasury stock, at cost; 0 and 461,391 shares, respectively	—	(19,550)
Accumulated other comprehensive loss	(7,582)	(565)
Total equity	746,142	900,187
Total liabilities and equity	$2,452,599	$2,982,341

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended					Six Months Ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	June 30, 2020	June 30, 2019
GAAP LendingClub net income (loss)	$(78,471)	$(48,087)	$234	$(383)	$(10,661)	$(126,558)	$(30,596)
Engineering and product development expense	39,167	38,710	41,080	41,455	43,299	77,877	85,845
Other general and administrative expense	56,620	58,486	57,607	59,485	64,324	115,106	121,200
Cost structure simplification expense (1)	—	175	188	2,778	646	175	4,352
Restructuring costs (2)	2,285	—	—	—	—	2,285	—
Other items (2)	341	—	—	—	—	341	—
Stock-based compensation expense (2)	1,453	2,299	2,012	2,357	2,386	3,752	4,881
Income tax expense (benefit)	—	319	140	97	(438)	319	(438)
Contribution	$21,395	$51,902	$101,261	$105,789	$99,556	$73,297	$185,244
Total net revenue	$43,869	$120,206	$188,486	$204,896	$190,807	$164,075	$365,225
Contribution margin	48.8%	43.2%	53.7%	51.6%	52.2%	44.7%	50.7%

(1)
Contribution excludes the portion of personnel-related expenses associated with establishing a site in the Salt Lake City area that are included in the “Sales and marketing” and “Origination and servicing” expense categories.

(2)	Contribution excludes the portion of expenses included in the “Sales and marketing” and “Origination and servicing” expense categories.

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (Continued)
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended					Six Months Ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	June 30, 2020	June 30, 2019
GAAP LendingClub net income (loss)	$(78,471)	$(48,087)	$234	$(383)	$(10,661)	$(126,558)	$(30,596)
Cost structure simplification expense (1)	—	228	284	3,443	1,934	228	6,206
Legal, regulatory and other expense related to legacy issues (2)	4,354	4,476	4,531	4,142	6,791	8,830	10,936
Acquisition and related expenses (3)	456	3,611	932	—	—	4,067	—
Restructuring costs (4)	17,036	—	—	—	—	17,036	—
Other items (5)	2,373	621	1,000	749	704	2,994	704
Adjusted net income (loss)	$(54,252)	$(39,151)	$6,981	$7,951	$(1,232)	$(93,403)	$(12,750)
Depreciation and impairment expense:
Engineering and product development	10,177	10,423	12,532	11,464	11,838	20,600	25,211
Other general and administrative	1,480	1,603	1,739	1,569	1,596	3,083	3,138
Amortization of intangible assets	772	846	848	845	866	1,618	1,806
Stock-based compensation expense	14,204	18,129	16,741	18,095	20,551	32,333	38,803
Income tax expense (benefit)	—	319	140	97	(438)	319	(438)
Adjusted EBITDA	$(27,619)	$(7,831)	$38,981	$40,021	$33,181	$(35,450)	$55,770
Total net revenue	$43,869	$120,206	$188,486	$204,896	$190,807	$164,075	$365,225
Adjusted EBITDA margin	(63.0)%	(6.5)%	20.7%	19.5%	17.4%	(21.6)%	15.3%

(1)
Includes personnel-related expenses associated with establishing a site in the Salt Lake City area. These expenses are included in “Sales and marketing,” “Origination and servicing,” “Engineering and product development” and “Other general and administrative” expense on the Company’s Condensed Consolidated Statements of Operations. In the first half of 2019, also includes external advisory fees which are included in “Other general and administrative” expense on the Company’s Condensed Consolidated Statements of Operations.

(2)
Consists of legal legacy expenses which are included in “Other general and administrative” expense on the Company’s Condensed Consolidated Statements of Operations and expense related to the dissolution of certain private funds managed by LCAM, which is included in “Net fair value adjustments” on the Company’s Condensed Consolidated Statements of Operations. For the second quarter of 2019, also includes expense related to the termination of a legacy contract, which is included in “Other general and administrative” expense on the Company’s Condensed Consolidated Statements of Operations.

(3)	Represents costs related to the acquisition of Radius.

(4)	Includes severance and other personnel-related expenses, lease-related expenses and software impairment related to the impact of COVID-19 on the Company’s business.

(5)
In the second quarter and first half of 2020, includes expenses related to certain non-legacy litigation and regulatory matters, which are included in “Other general and administrative” expense on the Company’s Condensed Consolidated Statements of Operations and one-time expenses resulting from COVID-19 which are included in “Sales and marketing,” “Origination and servicing,” “Engineering and product development” and “Other general and administrative” expense on the Company’s Condensed Consolidated Statements of Operations. In 2019, includes expenses related to certain non-legacy litigation and regulatory matters. For the second quarter of 2019, also includes a gain on the sale of our small business operating segment. Both of these are included in “Other general and administrative” expense on the Company’s Condensed Consolidated Statements of Operations.

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (Continued)
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended					Six Months Ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	June 30, 2020	June 30, 2019
	Common and Preferred Stock (1)	Common and Preferred Stock (1)	Common Stock	Common Stock	Common Stock	Common and Preferred Stock (1)	Common Stock
Adjusted net income (loss) attributable to stockholders	$(54,252)	$(39,151)	$6,981	$7,951	$(1,232)	$(93,403)	$(12,750)

Weighted-average GAAP diluted shares (2)	89,866,880	89,085,270	88,912,677	87,588,495	86,719,049	89,477,374	86,429,892
Non-GAAP diluted shares (2)	89,866,880	89,085,270	88,912,677	87,588,495	86,719,049	89,477,374	86,429,892

Adjusted EPS - diluted (3)	$(0.60)	$(0.44)	$0.08	$0.09	$(0.01)	$(1.04)	$(0.15)

(1)
Presented on an as-converted basis, as the preferred stock is considered common shares because it participates in earnings similar to common stock and does not receive any significant preferences over the common stock.

(2)	Beginning in the first quarter of 2020, includes the total weighted-average shares outstanding of both common and preferred stock on an as-converted basis.

LENDINGCLUB CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands)
(Unaudited)

The following table is provided to delineate between the assets and liabilities belonging to our member payment dependent self-directed retail program (Retail Program) note holders and certain VIEs that we are required to consolidate in accordance with GAAP. Such assets are not legally ours and the associated liabilities are payable only from the cash flows generated by those assets (i.e. Pass-throughs). As such, these debt holders do not have a secured interest in any other assets of LendingClub. We believe this is a useful measure because it illustrates the overall financial stability and operating leverage of the Company.

	June 30, 2020				December 31, 2019
	Retail Program (1)	Consolidated VIEs (2) (4)	All Other LendingClub (3)	Condensed Consolidated Balance Sheet	Retail Program (1)	Consolidated VIEs (2)(4)	All Other LendingClub (3)	Condensed Consolidated Balance Sheet
Assets
Cash and cash equivalents	$—	$—	$338,394	$338,394	$—	$—	$243,779	$243,779
Restricted cash	—	13,676	120,669	134,345	—	2,894	240,449	243,343
Securities available for sale	—	—	221,930	221,930	—	—	270,927	270,927
Loans held for investment at fair value	683,486	101,742	—	785,228	881,473	197,842	—	1,079,315
Loans held for investment by the Company at fair value (4)	—	60,396	5,161	65,557	—	37,638	6,055	43,693
Loans held for sale by the Company at fair value	—	118,292	468,801	587,093	—	—	722,355	722,355
Accrued interest receivable	5,622	2,083	3,609	11,314	5,930	1,815	5,112	12,857
Property, equipment and software, net	—	—	106,697	106,697	—	—	114,370	114,370
Operating lease assets	—	—	79,407	79,407	—	—	93,485	93,485
Intangible assets, net	—	—	12,932	12,932	—	—	14,549	14,549
Other assets	—	—	109,702	109,702	—	—	143,668	143,668
Total assets	$689,108	$296,189	$1,467,302	$2,452,599	$887,403	$240,189	$1,854,749	$2,982,341
Liabilities and Equity
Accounts payable	$—	$—	$2,951	$2,951	$—	$—	$10,855	$10,855
Accrued interest payable	5,622	1,413	745	7,780	5,930	1,737	1,593	9,260
Operating lease liabilities	—	—	100,911	100,911	—	—	112,344	112,344
Accrued expenses and other liabilities	—	—	86,369	86,369	—	—	142,636	142,636
Payable to investors	—	—	49,405	49,405	—	—	97,530	97,530
Notes, certificates and secured borrowings at fair value	683,486	101,742	700	785,928	881,473	197,842	2,151	1,081,466
Payable to Structured Program note and certificate holders at fair value (4)	—	193,034	—	193,034	—	40,610	—	40,610
Credit facilities and securities sold under repurchase agreements	—	—	480,079	480,079	—	—	587,453	587,453
Total liabilities	689,108	296,189	721,160	1,706,457	887,403	240,189	954,562	2,082,154
Total equity	—	—	746,142	746,142	—	—	900,187	900,187
Total liabilities and equity	$689,108	$296,189	$1,467,302	$2,452,599	$887,403	$240,189	$1,854,749	$2,982,341

(1)
Represents loans held for investment at fair value that are funded directly by our Retail Program notes. The liabilities are only payable from the cash flows generated by the associated assets. We do not assume principal or interest rate risk on loans facilitated through our lending marketplace that are funded by our Retail Program because loan balances, interest rates and maturities are matched and offset by an equal balance of notes with the exact same interest rates and maturities. We do not retain any economic interests from our Retail Program. Interest expense on Retail Program notes of $53.8 million and $80.8 million was equally matched and offset by interest income from the related loans of $53.8 million and $80.8 million for the first halves of 2020 and 2019, respectively, resulting in no net effect on our Net interest income and fair value adjustments.

(2)
Represents assets and equal and offsetting liabilities of certain VIEs that we are required to consolidate in accordance with GAAP, but which are not legally ours. The liabilities are only payable from the cash flows generated by the associated assets. The creditors of the VIEs have no recourse to the general credit of the Company. Interest expense on these liabilities owned by third parties of $14.9 million and net fair value adjustments of $5.7 million for the first half of 2020 were equally matched and offset by interest income on the loans of $20.6 million, resulting in no net effect on our Net interest income and fair value adjustments. Interest expense on these liabilities owned by third parties of $47.5 million and net fair value adjustments of $7.7 million for the first half of 2019 were equally matched and offset by interest income on the loans of $55.2 million, resulting in no net effect on our Net interest income and fair value adjustments. Economic interests held by LendingClub, including retained interests, residuals and equity of the VIEs, are reflected in “Loans held for sale by the Company at fair value,” “Loans held for investment by the Company at fair value” and “Restricted cash,” respectively, within the “All Other LendingClub” column.

(3)
Represents all other assets and liabilities of LendingClub, other than those related to our Retail Program and certain consolidated VIEs, but includes any economic interests held by LendingClub, including retained interests, residuals and equity of those consolidated VIEs.

(4)
Beginning in the fourth quarter of 2019, the Company sponsored a new Structured Program transaction that was consolidated, resulting in an increase to “Loans held for investment by the Company at fair value” and the related “Payable to Structured Program note and certificate holders at fair value.”

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (Continued)
NET CASH AND OTHER FINANCIAL ASSETS
(In thousands)
(Unaudited)

	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Cash and cash equivalents (1)	$338,394	$294,345	$243,779	$199,950	$334,713
Restricted cash committed for loan purchases (2)	290	4,572	68,001	84,536	31,945
Securities available for sale	221,930	256,554	270,927	246,559	220,449
Loans held for investment by the Company at fair value (3)	65,557	71,003	43,693	4,211	5,027
Loans held for sale by the Company at fair value	587,093	741,704	722,355	710,170	435,083
Payable to Structured Program note and certificate holders (3)	(193,034)	(206,092)	(40,610)	—	—
Credit facilities and securities sold under repurchase agreements	(480,079)	(621,020)	(587,453)	(509,107)	(324,426)
Other assets and liabilities (2)	23,916	61,107	(6,226)	(31,795)	(12,089)
Net cash and other financial assets (4)	$564,067	$602,173	$714,466	$704,524	$690,702

(1)	Variations in cash and cash equivalents are primarily due to variations in the amount and timing of loan purchases invested in by the Company.

(2)
In the fourth quarter of 2019, we added a new line item called “Other assets and liabilities” which is a total of “Accrued interest receivable,” “Other assets,” “Accounts payable,” “Accrued interest payable” and “Accrued expenses and other liabilities,” included on our Consolidated Balance Sheets. This line item represents certain assets and liabilities that impact working capital and are affected by timing differences between revenue and expense recognition and related cash activity. In the third quarter of 2019, we added a new line item called “Restricted cash committed for loan purchases,” which represents cash and cash equivalents that are transferred to restricted cash for loans that are pending purchase by the Company. We believe this is a more complete representation of the Company’s net cash and other financial assets position as of each period presented in the table above. Prior period amounts have been reclassified to conform to the current period presentation.

(3)
Beginning in the fourth quarter of 2019, the Company sponsored a new Structured Program transaction that was consolidated, resulting in an increase to “Loans held for investment by the Company at fair value” and the related “Payable to Structured Program note and certificate holders at fair value.”

(4)	Comparable GAAP measure cannot be provided as not practicable.